Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Second Quarter 2011 Financial Results

August 15, 2011

Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB:  MWFS.OB), the holding company (the “Company”) of Mid-Wisconsin Bank (the “Bank”) headquartered in Medford, WI, reported a net loss to common shareholders of  $882,000, or $0.53 per common share, for the six-month period ended June 30, 2011, compared to net income of $20,000, or $0.01 per common share, for the first six months of 2010.  The Company reported a net loss of $862,000, or $0.52 per common share for the second quarter ended June 30, 2011, compared to a net income of $168,000, or $0.10 per common share, for the second quarter ended June 30, 2010.

The Company’s financial results for the first six months of 2011 were impacted by higher levels of loan loss provisions, expenses related to credit collection efforts, expenses associated with a new deposit campaign, declining net interest margin, and the impact of recently enacted legislation on deposit service fees.  These factors were partially offset by a $500,000 legal settlement received in the first quarter, the details of which are subject to a confidentiality agreement.

Improving the Bank’s credit quality continues to be management’s primary focus. During the past twelve months we have shed nearly $20 million of problems credits. Our efforts have been challenging in light of the weak economic conditions that have prevailed in our primary markets. The level of delinquencies has stabilized; however, loan defaults and foreclosure activity have increased our cost of collection. The Company’s board and management believe that the process and metrics used in evaluating the adequacy of the allowance for loan and lease losses (the “ALLL”) is prudent and consistent with industry practices. During the second quarter we recognized net charge-offs of $2,383,000, which were partially offset by $1,900,000 in loan loss provisions. Total net charge-offs for the first six months of 2011 were $3,197,000 compared to net charge-offs of $1,960,000 for the first six months of 2010.  The increase in net charge-offs was mainly attributable to management’s decision, made in consultation with the banking regulators, to charge-off certain impaired loans that were covered by previously established specific reserves in the ALLL on selected accounts.  At June 30, 2011 the ALLL was $9,224,000 compared to $9,471,000 at December 31, 2010, and $8,352,000 at June 30, 2010. The coverage ratio of the ALLL to total loans was 2.68% at June 30, 2011, down slightly from the 2.79% reported at December 31, 2010, but an improvement over the 2.38% at June 30, 2010.

Collection expenses continue to run above historical levels due to the increased number of foreclosures and other loan servicing costs. Our non-interest expenses also increased in part due to a $134,000 increase in FDIC expense due to increases in deposit insurance rates.

Like many other financial institutions, mortgage banking revenue declined by $65,000 during the first six months of 2011 due to the reduction in loan demand and decreased levels of re-financing activities.  We do not expect these conditions to improve significantly for the remainder of 2011.  Service fees were down $99,000 for the first six months of 2011 due to changes in consumers’ behavior patterns and recently enacted legislation which limits the amount banks can charge for certain services.

During the second quarter of 2011, our net interest margin declined to 3.37% compared to 3.52% for the comparable period in 2010.  This decline was anticipated due to the increased levels of liquidity that were re-invested in short term investments, which generally carry lower yields.  Also, despite our aggressive collection efforts, non-accrual loans remain at historically high levels, which places additional pressure on the interest margin.

One of our key initiatives for 2011 is to increase core deposits and reduce our dependency on wholesale borrowings and brokered deposits, which generally represent a higher cost of funds.  On February 1, 2011 we introduced an innovative suite of new consumer deposit products based on various rewards.  The advertising campaign associated with this program resulted in higher levels of marketing expenses during the first six months of 2011.  These expenses are expected to taper off during the third and fourth quarters of 2011.  Our success in growing core deposits has enabled us to substantially reduce our reliance on wholesale funding sources.

We continue to experience weak loan demand from creditworthy borrowers in our local markets. The decline in quality loan demand, coupled with loan payoffs and charge-offs, has resulted in minimal loan growth of $4,672,000, or 1.4% at June 30, 2011 from $339,170,000 at December 31, 2010.  Competition among local and regional banks for creditworthy borrowers and core deposit customers remains high.  The Bank remains committed to its community banking philosophy and in serving the needs of its local markets by making available various government loan programs to creditworthy borrowers as opportunities arise.

At June 30, 2011 the Bank’s Tier One Capital Leverage ratio was 8.9% and its Total Risk Based Capital ratio 13.8%, compared to 9.0% and 13.9%, respectively, as of December 31, 2010.  The Company’s Tier One Capital Ratio was 10.0% and its Total Risk Based Capital Ratio was 15.4%, relatively unchanged from those reported at December 31, 2010.  All ratios are above the regulatory guidelines stipulated in the Bank’s and Company’s agreements with their primary regulators.

As referenced in our 10-Q filing with the SEC during the third quarter of 2010, the Bank’s board of directors entered into a formal written agreement (the “Agreement”) on November 9, 2010 with the Federal Deposit Insurance Corporation (the “FDIC”) and the Wisconsin Department of Financial Institutions (the “WDFI”) to take certain actions and operate in compliance with the Agreement’s provisions during its term. The Agreement was based on the results of an examination of the Bank that was performed as of December 31, 2009 during the second quarter of 2010 by the FDIC and WDFI. At this time, the board believes it has satisfied most of the conditions of the Agreement and has taken appropriate actions necessary to resolve all other requirements referenced in the Agreement. As expected the Company entered into a similar agreement with similar restrictions with its primary regulator, the Federal Reserve Bank of Minneapolis, on May 10, 2011. Compliance with all requirements will be monitored on a monthly basis. In consultation with the Federal Reserve Bank of Minneapolis, on May 12, 2011, the Company exercised its rights to suspend dividends on the outstanding shares of preferred stock that is issued to the U.S. Department of the Treasury as a part of the Capital Purchase Program (the “TARP Preferred Stock”) and has elected to defer interest on its junior subordinated debentures (the “Debentures”) related to the trust preferred securities.  Consequently, the Company will not be able to pay dividends on its common stock until it has fully paid all accrued and unpaid dividends on the Debentures and the TARP Preferred Stock.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) which introduced 250 new banking regulations and 188 revisions to existing regulations, all of which are expected to be implemented within two years of the passage of the Act. “As anticipated this new legislation has added additional costs for compliance and effectively reduced the fees we now can collect for our banking services.  We continue to monitor developments with respect to the Act as they unfold, including the continued passage of rules implementing the Act’s provisions and their implications for the Company and the Bank.” reported James F. Warsaw, the Company’s President and CEO.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank, which operates thirteen retail banking locations throughout central and northern Wisconsin, serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties.  In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s view as of any subsequent date. If the risks or uncertainties never materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this press release.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates,” or “believes.” Such statements are subject to important factors that could cause Mid-Wisconsin’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include: (i) Mid-Wisconsin’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values; (ii) the effect of legislative and regulatory changes in banking laws and regulations and their application by the Company’s regulators; (iii) adverse changes in the financial performance and/or condition of Mid-Wisconsin’s borrowers, which could impact repayment of such borrowers’ outstanding loans; (iv) Mid-Wisconsin’s ability to maintain required levels of capital; (v) fluctuation in Mid-Wisconsin’s stock price; (vi) other risks and assumptions described in Mid-Wisconsin’s Annual Report on Form 10-K for the year ended December 31, 2010 under the headings “Forward-Looking Statements” and “Risk Factors” which are incorporated herein by reference; and (vii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission (“SEC”).  Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin’s belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Financial Data (Unaudited)
	Three Months Ended		Six Months Ended
PER SHARE DATA	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Earnings (loss) per common share:
Basic and diluted	($0.52)	$ 0.10	($0.53)	$ 0.01
Cash dividends per share	0.00	0.00	0.00	0.00
Book value per common share	$ 19.86	$ 20.71	$ 19.86	$ 20.71
Weighted average common shares outstanding:
Basic	1,653	1,649	1,653	1,649
Diluted	1,653	1,650	1,653	1,649
Stock Price Information:
High Bid	$ 10.00	$ 11.00	$ 10.00	$ 11.00
Low Bid	7.77	9.00	7.77	6.00
Bid price at quarter end	7.77	9.50	7.77	9.50

KEY RATIOS
Return on average assets	-0.70%	0.13%	-0.36%	0.01%
Return on average equity	-8.01%	1.54%	-4.13%	0.09%
Average equity to average assets	8.78%	8.70%	8.68%	8.67%
Net interest margin (FTE) (1)	3.37%	3.52%	3.37%	3.54%
Net charge-offs to average loans	0.71%	0.41%	0.95%	0.55%
Allowance for loan loss to period-end loans	2.68%	2.38%	2.68%	2.38%
(1) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis using a Federal tax rate of 34% and excluding disallowed interest expense.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
	Three Months Ended			Six Months Ended
			Percent			Percent
(dollars in thousands, except per share data - unaudited)	June 30, 2011	June 30, 2010	Change	June 30, 2011	June 30, 2010	Change
Interest Income
Loans, including fees	$ 4,676	$ 5,381	-13%	$ 9,502	$ 10,779	-12%
Securities
Taxable	691	896	-23%	1,329	1,833	-27%
Tax-exempt	100	91	10%	201	189	6%
Other	52	23	126%	132	47	181%
Total interest income	5,519	6,391	-14%	11,164	12,848	-13%
Interest Expense
Deposits	1,183	1,673	-29%	2,469	3,393	-27%
Short-term borrowings	27	19	42%	52	39	33%
Long-term borrowings	408	410	0%	813	845	-4%
Subordinated debentures	45	153	-71%	90	307	-71%
Total interest expense	1,663	2,255	-26%	3,424	4,584	-25%
Net interest income	3,856	4,136	-7%	7,740	8,264	-6%
Provision for loan losses	1,900	955	99%	2,950	2,355	25%
Net interest income after provision for loan losses	1,956	3,181	-39%	4,790	5,909	-19%
Noninterest Income
Service fees	252	317	-21%	505	604	-16%
Wealth management	336	344	-2%	646	671	-4%
Mortgage banking	84	148	-43%	233	298	-22%
Gain on sale of investments	0	168	100%	0	168	-100%
Other operating income	260	243	7%	1,025	466	120%
Total noninterest income	932	1,220	-24%	2,409	2,207	9%
Noninterest Expense
Salaries and employee benefits	2,096	2,105	0%	4,227	4,210	0%
Occupancy	426	469	-9%	910	930	-2%
Data processing	161	162	-1%	334	328	2%
Foreclosure/OREO expense	129	130	-1%	171	124	38%
Legal and professional fees	224	184	22%	391	381	3%
FDIC expense	285	230	24%	599	465	29%
Loss on sale of investments	0	0	0%	55	0	100%
Other	816	665	23%	1,624	1,289	26%
Total noninterest expense	4,137	3,945	5%	8,311	7,727	8%
Income (loss) before income taxes	(1,249)	456	-374%	(1,112)	389	-386%
Income tax expense (benefit)	(549)	128	-529%	(552)	48	-1250%
Net income (loss)	($700)	$ 328	-313%	($560)	$ 341	-264%
Preferred stock dividends, discount and premium	(162)	(160)	1%	(322)	(321)	0%
Net income (loss) available to common equity	($862)	$ 168	-613%	($882)	$ 20	-4510%

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
	As of	As of
	June 30,	December 31,	Percent
(dollars in thousands, except per share data - unaudited)	2011	2010	Change
Assets
Cash and due from banks	$ 7,746	$ 9,502	-18%
Interest-bearing deposits in other financial institutions	9	8	13%
Federal funds sold	8,371	32,473	-74%
Investment securities available for sale, at fair value	108,919	101,310	8%
Loans held for sale	684	7,444	-91%
Loans	343,842	339,170	1%
Less: Allowance for loan losses	(9,224)	(9,471)	-3%
Loans, net	334,618	329,699	1%
Accrued interest receivable	1,746	1,853	-6%
Premises and equipment, net	8,081	8,162	-1%
Other investments, at cost	2,616	2,616	0%
Other assets	15,169	16,015	-5%
Total assets	$ 487,959	$ 509,082	-4%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$ 60,182	$ 60,446	0%
Interest-bearing deposits	319,603	340,164	-6%
Total deposits	379,785	400,610	-5%
Short-term borrowings	12,130	9,512	28%
Long-term borrowings	40,061	42,561	-6%
Subordinated debentures	10,310	10,310	0%
Accrued interest payable	906	992	-9%
Accrued expenses and other liabilities	1,697	2,127	-20%
Total liabilities	444,889	466,112	-5%
Total stockholders' equity	43,070	42,970	0%
Total liabilities and stockholders' equity	$ 487,959	$ 509,082	-4%
Nonaccrual loans	$ 14,765	$ 11,540	28%
Other real estate	$ 4,225	$ 4,230	0%
Net charge-offs	$ 3,197	$ 3,241	-1%

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income - Quarterly Trend
(dollars in thousands, except per share data - unaudited)
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Interest income
Loans, including fees	$ 4,676	$ 4,826	$ 5,250	$ 5,296	$ 5,381
Securities
Taxable	691	638	615	768	896
Tax-exempt	100	101	89	88	91
Other	52	80	64	44	23
Total interest income	5,519	5,645	6,018	6,196	6,391
Interest expense
Deposits	1,183	1,286	1,430	1,580	1,673
Short-term borrowings	27	25	27	29	19
Long-term borrowings	408	405	413	412	410
Subordinated debentures	45	45	134	154	153
Total interest expense	1,663	1,761	2,004	2,175	2,255
Net interest income	3,856	3,884	4,014	4,021	4,136
Provision for loan losses	1,900	1,050	1,500	900	955
Net interest income after provision for loan losses	1,956	2,834	2,514	3,121	3,181
Noninterest income
Service fees	252	253	287	283	317
Wealth management	336	310	308	346	344
Mortgage banking	84	149	407	250	148
Gain on sale of investments	0	0	556	330	168
Other operating income	260	765	318	258	243
Total noninterest income	932	1,477	1,876	1,467	1,220
Other-than-temporary impairment losses
Total other-than-temporary impairment losses	0	0	0	426	0
Amount in other comprehensive income, before taxes	0	0	0	14	0
Total impairment	0	0	0	412	0
Noninterest expense
Salaries and employee benefits	2,096	2,131	2,163	2,164	2,105
Occupancy	426	484	451	449	469
Data processing	161	173	158	165	162
Foreclosure/OREO expenses	129	42	101	17	130
Legal and professional fees	224	167	149	147	184
FDIC expense	285	314	339	232	230
Loss on sale of investments	0	55	0	0	0
Other	816	808	724	819	665
Total noninterest expense	4,137	4,174	4,085	3,993	3,945
Income (loss) before income taxes	(1,249)	137	305	183	456
Income tax (benefit) expense	(549)	(3)	65	21	128
Net income (loss)	($700)	$ 140	$ 240	$ 162	$ 328
Preferred stock dividends, discount and premium	(162)	(160)	(160)	(160)	(160)
Net income (loss) available to common equity	($862)	($20)	$ 80	$ 2	$ 168
Earnings (Loss) Per Common Share:
Basic and diluted	($0.52)	($0.01)	$ 0.05	$ 0.00	$ 0.10

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis (Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

EARNING ASSETS
Loans (1) (2)	5.60%	6.04%	5.69%	6.06%
Investment securities:
Taxable	2.91%	3.78%	2.90%	3.99%
Tax-exempt (2)	4.87%	5.43%	4.91%	5.57%
Federal funds sold	0.11%	0.12%	0.13%	0.14%
Securities purchased under agreements to sell	1.36%	0.00%	1.36%	0.00%
Other interest earning-assets	1.04%	1.99%	1.14%	1.95%
Total earning assets	4.81%	5.42%	4.83%	5.47%
INTEREST-BEARING LIABILITIES
Interest-bearing demand	0.44%	0.60%	0.48%	0.62%
Savings deposits	0.78%	1.05%	0.77%	1.04%
Time deposits	2.12%	2.62%	2.20%	2.69%
Short-term borrowings	1.02%	0.89%	1.02%	0.89%
Long-term borrowings	3.86%	3.86%	3.86%	4.00%
Subordinated debentures	1.73%	5.98%	1.76%	5.98%
Total interest-bearing liabilities	1.73%	2.23%	1.76%	2.27%
Net interest rate spread (1) (2)	3.08%	3.19%	3.07%	3.20%
Net interest rate margin (1) (2)	3.37%	3.52%	3.37%	3.54%
AVERAGE BALANCE SHEET (in thousands)
Loans	$ 336,330	$ 358,221	$ 338,024	$ 359,469
Deposits	382,859	395,057	387,391	395,399
Assets	491,361	503,767	496,285	504,264
Stockholders' equity	43,140	43,848	43,080	43,705
(1) Non-accrual loans are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and investment securities is computed on a tax-equivalent basis using a federal tax rate of 34% and adjusted for the disallowance of interest expense.